GEORGESON & COMPANY INC.
                        Wall Street Plaza
                        New York NY  10005
                       Phone:  212-440-9800
                        Fax:  212-440-9955



December 31, 1997


Dear Shareholder:

Georgeson & Company would like to thank you for returning your proxy card for the Special Meeting of Proffitt's, Inc. to be held on January 30, 1998.

Unfortunately, you neglected to sign the card, making it invalid.
We are returning the card for your signature and hope that you will return it to us as soon as possible. Due to the approaching meeting date, your promptness would be greatly appreciated.

Thank you, once again!

Sincerely,



GEORGESON & COMPANY INC.
(Proxy Tabulator for Proffitt's, Inc.)